UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) April 18, 2019

HOME BANCSHARES, INC.

(Exact name of registrant as specified in its charter)

Arkansas

(State or other jurisdiction of incorporation)

000-51904	71-0682831
(Commission File Number)	(IRS Employer Identification No.)

719 Harkrider, Suite 100, Conway, Arkansas	72032
(Address of principal executive offices)	(Zip Code)

(501) 339-2929

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 18, 2019, the Board of Directors (the “Board”) of Home BancShares, Inc. (the “Company”), parent company of Centennial Bank, named C. Randall Sims as Vice Chairman of the Board of the Company and Executive Chairman of Centennial Bank effective April 19, 2019. Mr. Sims continues to serve as Chief Executive Officer and President of the Company, and John W. Allison remains as Chairman of the Board of the Company. Tracy M. French also remains as Chief Executive Officer and President of Centennial Bank. Mr. Sims replaces Robert H. Adcock, Jr. as Vice Chairman of the Board of the Company. Mr. Adcock will continue to serve as a director of the Company and as Vice Chairman of Centennial Bank.

In connection with his service as Vice Chairman, Chief Executive Officer and President of the Company and as Executive Chairman of Centennial Bank, Mr. Sims will receive an annual salary of $600,000. Mr. Sims will also receive a special cash bonus of $200,000 payable during 2019.

Item 5.07 Submission of Matters to a Vote of Security Holders.

The Annual Meeting of Shareholders of the Company was held on April 18, 2019. The following items of business were presented to the shareholders:

(1)    The fifteen directors were elected as proposed in the Proxy Statement dated March 5, 2019 (the “Proxy Statement”), under the caption “Election of Directors” with votes cast as follows:

	Total Vote For Each Director	Total Vote Withheld For Each Director	Total Broker Non-Vote For Each Director
John W. Allison	115,248,587	7,871,641	36,338,976
C. Randall Sims	121,814,761	1,305,467	36,338,976
Brian S. Davis	110,008,702	13,111,526	36,338,976
Milburn Adams	120,805,771	2,314,456	36,338,976
Robert H. Adcock, Jr.	84,558,366	38,561,862	36,338,976
Richard H. Ashley	120,317,978	2,802,250	36,338,976
Mike D. Beebe	119,998,328	3,121,900	36,338,976
Jack E. Engelkes	120,065,423	3,054,804	36,338,976
Tracy M. French	114,736,310	8,383,917	36,338,976
Karen E. Garrett	122,310,612	809,615	36,338,976
James G. Hinkle	121,702,552	1,417,676	36,338,976
Alex R. Lieblong	36,925,009	86,195,219	36,338,976
Thomas J. Longe	121,855,694	1,264,534	36,338,976
Jim Rankin, Jr.	120,370,444	2,749,784	36,338,976
Donna J. Townsell	114,765,061	8,355,166	36,338,976

(2)    The Company’s executive compensation was approved as proposed in the Proxy Statement under the caption “Advisory (Non-binding) Vote Approving Executive Compensation” with votes cast as follows: 113,126,884 votes for, 9,328,608 votes against, 664,735 votes abstaining and 36,338,976 broker non-votes.

(3)    The amendment to the Company’s Restated Articles of Incorporation, as amended, to increase the number of authorized shares of common stock from 200,000,000 to 300,000,000 was approved as proposed in the Proxy Statement under the caption “Approval of Amendment to the Company’s Articles of Incorporation to Increase the Number of Authorized Shares” with votes cast as follows: 156,309,802 votes for, 2,377,322 votes against, 772,079 votes abstaining and zero broker non-votes. A copy of the amendment is attached as Exhibit 3.1 to this Current Report.

(4)    The Audit Committee’s selection and appointment of the accounting firm of BKD, LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2019 was ratified with votes cast as follows: 158,277,678 votes for, 808,055 votes against, 373,471 votes abstaining and zero broker non-votes.

Abstentions and broker non-votes were counted for purposes of determining whether a quorum was present, but were not treated as votes cast on a proposal. Therefore, abstentions and broker non-votes did not have the effect of a vote for or against the proposal and were not counted in determining the number of votes required for approval.

No additional business or other matters came before the meeting or any adjournment thereof.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

3.1	Amendment to the Restated Articles of Incorporation, as amended, of Home BancShares, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Home BancShares, Inc. (Registrant)

Date: April 23, 2019	/s/ Jennifer C. Floyd
Jennifer C. Floyd
Chief Accounting Officer